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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of GENICOM Corporation and Subsidiaries on Form S-8 (File Nos. 33-49472, 33-53843, 333-01845, 333-30153) of our report dated March 6, 1998, on our audits of the consolidated financial statements of Novadyne Computer Systems, Inc. and Subsidiary as of December 31, 1995 and 1996 and for the years then ended, which report is included in this Current Report on Form 8-K/A.




March 16, 1998                                  Coopers and Lybrand, L.L.P.
McLean, VA

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Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement
Nos. 33-49472, 33-53843, 333-01845, and 333-30153 of Genicom Corporation on
Form S-8 of our report on the consolidated statements of operations, stockholders' deficit and cash flows of Novadyne Computers Inc. and Subsidiary for the year ended December 31, 1994, dated March 3, 1995, appearing in this Form 8-K/A of Genicom Corporation dated November 14, 1997.

/s/ DELOITTE & TOUCH, LLP

Costa Mesa, California
March 13, 1998